          As filed with the Securities and Exchange Commission January 30, 1996
                                            Registration Statement No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Dana Corporation
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   Virginia
          ------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                  34-4361040
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

              4500 Dorr Street, Toledo, Ohio 43615, 419-535-4500
          ------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 Martin J. Strobel, Secretary, Dana Corporation
               4500 Dorr Street, Toledo, OH 43615, 419-535-4500
     --------------------------------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
          Title of       Amount to    Proposed      Proposed     Amount of
          each class     be           maximum       maximum      registration
          of securities  registered   offering      aggregate    fee
          to be                       price per     offering
          registered                  unit          price
________________________________________________________________________________

          Common        145,995      $30.0625(2)    $4,388,975(2)   $1,514(2)
          Stock         shares and
          (par value    related
          $1 per        Preferred
          share)        Share
                        Purchase
                        Rights(1)

________________________________________________________________________________

(1) The amount to be registered represents the maximum number of shares that may be offered.

(2) Based upon a price of $30.0625 per share, the average of the high and low prices per share reported on the New York Stock Exchange Composite Transactions Index on January 23, 1996.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The Exhibit Index required by Item 601 of Regulation S-K is located at page II-8 of the sequential numbering system.

                                   PROSPECTUS



                                DANA CORPORATION

                                 145,995 Shares

                                  Common Stock
                            (Par Value $1 Per Share)



This Prospectus has been prepared for use in connection with the proposed sales by the stockholders named herein (the "Selling Security Holders") of an aggregate of up to 145,995 shares of Common Stock of Dana Corporation ("Dana" or the "Company").

The Selling Security Holders expect to make offerings and/or sales from time to time either pursuant to this Registration Statement or pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Offerings and/or sales are expected to be made in brokerage transactions executed on the New York or Pacific Stock Exchanges and reportable on the New York Stock Exchange Composite Transactions Index at market prices related to those then prevailing for shares of the Company's Common Stock. Selling brokers will be paid usual and customary commissions. The average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange Composite Transactions Index on January 23, 1996, was $30.0625 per share.

                                ________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________


                 The date of this Prospectus is ________, 1996.

                             AVAILABLE INFORMATION

Dana is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005; The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104; and The International (London) Stock Exchange, London EC2N 1HP, on which the Company's Common Stock is listed.

Copies of documents incorporated in this Prospectus by reference but not delivered herewith (other than exhibits to such documents, unless specifically incorporated herein by reference) may be obtained without charge upon written or oral request, from Martin J. Strobel, Secretary, Dana Corporation, P.O. Box 1000, Toledo, Ohio 43697 (telephone number: 419-535-4500).

Dana has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.
For further information, reference is hereby made to the Registration
Statement.

No person has been authorized to give any information or to make any representation not contained in this Prospectus, in connection with the offers contained in this Prospectus. This Prospectus does not constitute an offering by any person in any state or jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Dana since the respective dates as of which information is given herein.

                                  THE COMPANY

Dana's principal executive offices are at 4500 Dorr Street, Toledo, Ohio 43615. The mailing address is P.O. Box 1000, Toledo, Ohio 43697. The telephone number is 419-535-4500.

                                USE OF PROCEEDS

Dana will receive no part of the proceeds of the sales made by the Selling Security Holders.

                            SELLING SECURITY HOLDERS

The names of the Selling Security Holders, the number of shares of Dana Common Stock which they currently own and will offer for sale, and the number of additional shares which may be issued to them and offered for sale, are as follows:

                                                                 MAXIMUM
                                               SHARES            ADDITIONAL
                                               CURRENTLY OWNED   SHARES TO BE
           SECURITY HOLDER                     AND TO BE         ISSUED AND
           ---------------                     OFFERED           OFFERED
                                               -------           -------
           Thomas L. Acton, Trustee            40,279            18,120
           under Trust Agreement dated
           10/7/88

           Charles D. Cronenworth, Trustee     18,461             8,305
           under Trust Agreement dated
           1/26/87

           Charles E. Cronenworth              20,139             9,060

           Lorraine Cronenworth                18,461             8,305

           John Uznis and Linda Uznis           3,356             1,509


The Common Shares which are shown above as currently owned were issued to the Selling Security Holders pursuant to an Agreement and Plan of Merger made as of December 19, 1995 ("Agreement"), whereby the Company acquired Mohawk Plastics, Inc. ("Mohawk"). Mohawk is now a wholly-owned subsidiary of the Company. Under the Agreement, if the market price of Dana's Common Stock during a specified calculation period immediately preceding the date on which the registration of the currently owned shares becomes effective is less than 95% of the market price of the Common Stock during a specified calculation period immediately preceding December 19, 1995, then Dana will issue additional shares of Common Stock to the Selling Security Holders. The maximum number of additional shares which could be issued to each Selling Security Holder in this event is shown above.

None of the Selling Security Holders has held any position or office or had any material relationship with Dana or its predecessors or affiliates within the past 3 years. After the completion of the offering, none of the Selling Security Holders will own any of the currently owned or additional shares of Dana Common Stock which are shown above.

                                 LEGAL MATTERS

The validity of the shares of Common Stock being sold in the offerings will be passed upon for Dana by Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are hereby incorporated into this Prospectus by reference:

   (1) Dana's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

   (2) Dana's reports on Form 10-Q for the quarterly periods ending March 31, 1995, June 30, 1995, and September 30, 1995; and

   (3) The material under the captions "Description of Registrant's Securities to be Registered" in Dana's Application for Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 on Form 8-A, dated on or about July 12, 1946, as amended by the Company's Amendment to Application or Report on Form 8, dated August 8, 1991, and "Description of Capital Stock" in the Company's registration statement on Form S-3 filed on May 13, 1992.

All documents subsequently filed by Dana pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date hereof to the termination of the offering of the securities covered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                        SEC POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Dana's only direct expenses in connection with the issuance and distribution of the securities to be registered hereunder are Commission filing fees of $1,514; listing fees for the New York, Pacific and International (London)
Stock Exchanges estimated at approximately $5,000; legal expenses estimated at approximately $3,000; and accounting expenses estimated at approximately $1,000. No portion of such expenses will be borne by the Selling Security Holders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Indemnification of the directors and officers of the Company, a Virginia corporation, is authorized under Article 10 of the Virginia Stock Corporation Act (Section 13.1-1 of the Code of Virginia, as amended).

The SIXTH Article of the Company's Restated Articles of Incorporation, as amended, provides as follows:

     "SIXTH:  1.  In this Article:

          'applicant' means the person seeking indemnification pursuant to this Article.

          'expenses' includes counsel fees.

          'liability' means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

          'party' includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          'proceeding' means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

          "2. In any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages in excess of $50,000.00 with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

          "3. The Corporation shall indemnify any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law.

          "4. The provisions of this Article shall be applicable to all proceedings commenced on or after the effective date hereof, arising from any act or omission, whether occurring before or after such effective date. The effective date of this Article shall be the date on which the State Corporation Commission of the Commonwealth of Virginia issues a Certificate of Amendment with respect hereto. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

          "5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 2 or 3 of this Article.

          "6. Any indemnification under Section 3 of this Article (unless ordered by a court) shall be made by the Corporation in accordance with the procedures set forth in Section 13.1-701 of the Virginia Stock Corporation Act as in effect from time to time, except that in the event there has been a change in the composition of a majority of the Board of Directors after the date of (i) the alleged act or omission or (ii) commencement of a continuing act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made exclusively by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

          "7. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 3 if the applicant furnishes the Corporation:

                  (i) a written statement of his good faith belief that he has met the standard of conduct described in Section 3; and

                  (ii) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

                (b) The undertaking required by paragraph (ii) of subsection
     (a) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

                (c) Authorizations of payments under this section shall be made in accordance with the procedure specified in Section 6.

          "8. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify, or to agree in advance to indemnify, by Bylaw provision or agreement any person who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 3. The provisions of Sections 4 through 7 of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section 8.

          "9. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

          "10. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision."

The Registrant carries a primary Directors and Officers Liability insurance policy with the Federal Insurance Company, a member of the Chubb Group of Insurance Companies, and an excess policy with X. L. Insurance Company, Ltd. Collectively, these policies provide an annual liability limit of $50 million with a deductible of $5 million per loss for corporate reimbursement. The policies cover, among other persons, directors, elected officers, and certain appointed officers or the Registrant and its subsidiaries, either on a direct basis or to reimburse the Registrant and its subsidiaries for amounts they expend, where permitted or required by law, in indemnification of such covered individuals. The insurers will pay on behalf of the covered persons or the Registrant and its subsidiaries, subject to the deductible, all covered costs incurred up to $50 million as a result of any error, misstatement, misleading statement, act, omission, neglect, or breach of duty by covered persons. There is no coverage for certain acts, such as purchases or sales in violation of Section 16(b) of the Securities Exchange Act, deliberately fraudulent or willful violations of any statute or regulation, illegal personal gain, or acts involving bodily injury or death of a person.

ITEM 16.  EXHIBITS.

 4-A* Restated Articles of Incorporation (filed by reference to Exhibit 4 to Registrant's Form 8-A/A, Amendment No. 3, dated October 24, 1994)

 4-B* Specimen Single Denomination Stock Certificate of Registrant (filed by reference to Exhibit 4-A to Registrant's Form S-3 filed on May 13,
        1992)

 5      Opinion of Hunton & Williams (at page II-9)

 23-A   Consent of Price Waterhouse LLP (at page II-10)

 23-B   Consent of Hunton & Williams (included in Exhibit 5)

 24     Power of Attorney (at page II-11)

* Incorporated by reference.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on January 30, 1996.

                              DANA CORPORATION (Registrant)

                              By:   Martin J. Strobel
                                 -----------------------------------
                                    Martin J. Strobel
                                    Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Chief Executive Officer and Director:
Southwood J. Morcott                                   January 30, 1996
------------------------------------
Southwood J. Morcott


Chief Financial Officer:

James E. Ayers                                         January 30, 1996
-----------------------------------
James E. Ayers


Chief Accounting Officer:

Charles W. Hinde                                       January 30, 1996
-----------------------------------
Charles W. Hinde

Directors:
* Benjamin F. Bailar                              January 30, 1996
-------------------------------------------
Benjamin F. Bailar

* Edmund M. Carpenter                             January 30, 1996
-------------------------------------------
Edmund M. Carpenter

* Eric Clark                                      January 30, 1996
-------------------------------------------
Eric Clark

* Roger T. Fridholm                               January 30, 1996
-------------------------------------------
Roger T. Fridholm

* Glen H. Hiner                                   January 30, 1996
-------------------------------------------
Glen H. Hiner

* Marilyn R. Marks                                 January 30, 1996
-------------------------------------------
Marilyn R. Marks

* John D. Stevenson                               January 30, 1996
-------------------------------------------
John D. Stevenson

* Theodore B. Sumner, Jr.                         January 30, 1996
-------------------------------------------
Theodore B. Sumner, Jr.


*By Martin J. Strobel
    ---------------------------------------
    Martin J. Strobel
    Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT   DESCRIPTION                                       PAGE
 -------   -----------                                       ----
 NO.
 ---
 4-A*      Restated Articles of Incorporation (filed by
           reference to Exhibit 4 to Registrant's Form
           8-A/A, Amendment No. 3, dated October 24,
           1994)

 4-B*      Specimen Single Denomination Stock
           Certificate of Registrant (filed by reference to Exhibit 4-A to Registrant's Form S-3 filed on May 13, 1992)

           No class of long-term debt of the Registrant exceeds 10% of the Registrant's total assets.
           Registrant agrees to furnish copies of
           agreements defining the rights of debt
           holders to the Securities and Exchange
           Commission upon request.

 5         Opinion of Hunton & Williams                      II-9

 23-A      Consent of Price Waterhouse LLP                   II-10

 23-B      Consent of Hunton & Williams (included in
           Exhibit 5)

 24        Power of Attorney                                 II-11

* Incorporated by reference.

                                                                       Exhibit 5

                          OPINION OF HUNTON & WILLIAMS



                               Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                         Richmond, Virginia 23219-4074



January 29, 1996



Dana Corporation
P.O. Box 1000
Toledo, Ohio 43697

Gentlemen:

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 (the Registration Statement) relating to 145,995 shares of Common Stock, $1 par value (the "Shares") of Dana Corporation (the "Company") and to the reference to us under "Legal Matters" in the Registration Statement.

We have examined such certificates of the Company's officers and such evidence of corporate action as we consider relevant as the basis for this opinion, and are of the opinion that the issuance of the Shares has been duly and validly authorized by the Board of Directors of the Company, no other corporate action being necessary, and that when the Shares are issued in accordance with the acquisition agreement described in the Registration Statement, they will be legally issued, fully paid and nonassessable and no individual or personal liability for the obligations of the Company will attach to the ownership of the Shares.

Very truly yours,

HUNTON & WILLIAMS

                                                                    Exhibit 23-A





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 12, 1995, which appears on page 18 of the 1994 Annual Report to Shareholders of Dana Corporation, which is incorporated by reference in Dana Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 18 of such Annual Report on Form 10-K.





PRICE WATERHOUSE LLP


Toledo, Ohio
January 26, 1996

                                                                      Exhibit 24

                    POWER OF ATTORNEY

The undersigned directors and/or officers of Dana Corporation ("Dana") hereby appoint James E. Ayers, Sue A. Griffin, Charles W. Hinde, Southwood J. Morcott and Martin J. Strobel, and each of them severally, their true and lawful attorneys-in- fact to execute, in their names and their capacities as directors and/or officers of Dana, a registration statement on Form S-3 and any and all amendments thereto for the resale of Common Shares, $1 par value, of Dana which are issued by Dana to the stockholders of Mohawk Plastics, Inc. ("Mohawk") in connection with the acquisition of the stock of Mohawk, and to file the same, on behalf of Dana, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

This Power of Attorney automatically ends as to each appointee upon the termination of his or her service with Dana.

In witness whereof, the undersigned have executed this instrument on December 11, 1995.


B. F. Bailar                             J. D. Stevenson
-----------------------------------      ---------------------------------------
B. F. Bailar                             J. D. Stevenson

E. M. Carpenter                          T. B. Sumner, Jr.
-----------------------------------      ---------------------------------------
E. M. Carpenter                          T. B. Sumner, Jr.

E.  Clark                                J. E. Ayers
-----------------------------------      ----------------------------------------
E. Clark                                 J. E. Ayers

R. T. Fridholm                           C. W. Hinde
-----------------------------------      -----------------------------------------
R. T. Fridholm                           C. W. Hinde

G. H. Hiner                              S. A. Griffin
-----------------------------------      -----------------------------------------
G. H. Hiner                              S. A. Griffin

M. R. Marks                              M. J. Strobel
-----------------------------------      -----------------------------------------
M. R. Marks                              M. J. Strobel

S. J. Morcott
-----------------------------------
S. J. Morcott